UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2017, Digital Power Corporation (the “Company”) entered into subscription agreements with seven investors (the “Direct Offering”) for the sale of 360,000 shares of Common Stock at $0.75 per share and warrants to purchase 180,000 shares of common stock at $0.90 per share for the cancellation of debt in the aggregate amount of $270,000. The Company expects to close the Direct Offering on or about April 5, 2017.

The Direct Offering is being made pursuant to a prospectus filed with the Company’s existing shelf registration statement on Form S-3 (File No. 333-215834), which was filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2017 and declared effective by the Commission on February 8, 2017, and the prospectus supplement dated April 3, 2017.

The Warrants entitle the holders to purchase, in the aggregate, up to 180,000 shares of Common Stock at an exercise price of $0.90 per share for a period of five years. The Warrants are exercisable upon the six month anniversary of the issuance date. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash or on a cashless basis if an effective registration statement is not available.

The Subscription Agreement contains customary representations, warranties and agreements by the Company and the investor signatories thereto, including closing conditions.

A copy of the opinion of Weintraub Tobin relating to the legality of the issuance and sale of the shares in the Direct Offering is attached as Exhibit 5.1 hereto. A copy of the form of Subscription Agreement and Warrant are filed herewith as Exhibits 10.1 and 4.1 are incorporated herein by reference. The foregoing descriptions of the Direct Offering by the Company and the documentation related thereto, including the form of the Subscription Agreement and Warrants do not purport to be complete and are qualified in its entirety by reference to such Exhibits.

The shares of Common Stock will be issued pursuant to the Company's previously filed and effective Registration Statement on Form S-3 (File No. 333-215834), the base prospectus dated February 8, 2017, filed as part of such Registration Statement, and the prospectus supplement dated March 3, 2017, filed by the Company with the SEC. This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information contained in this Report is hereby incorporated by reference into the Company’s Registration Statement on Form S-3, File No. 333-215834.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Direct Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin
10.1	Form of Subscription Agreement
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation
a California corporation

Dated: April 3, 2017	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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